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                                                                 EXHIBIT 10.33

                               OFFICE BUILDING LEASE

                                  BY AND BETWEEN





                     RAINBOW CORPORATE CENTER LIMITED PARTNERSHIP
                                     (LANDLORD)




                                         AND




                           TRUE VISION LASER CENTERS, INC.
                                       (TENANT)



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                                OFFICE BUILDING LEASE

                                  TABLE OF CONTENTS

                                                                    PAGE
1.      LEASE OF PREMISES.........................................   1

2.      DEFINITIONS...............................................   1
        Base Rent (initial).......................................   1
        Base Year: ...............................................   1
        Broker(s): ...............................................   1
        Commencement Date: .......................................   1
        Common Areas: ............................................   1
        Expense Stop: ............................................   1
        Expiration Date: .........................................   1
        Index (Section 5.2): .....................................   1
        Landlord's Mailing Address: ..............................   1
        Tenant's Mailing Address .................................   1
        Monthly Installments of Base Rent (initial) ..............   1
        Parking ..................................................   1
        Premises: ................................................   2
        Project: .................................................   2
        Rentable Area: ...........................................   2
        Security Deposit (Section 7): ............................   2
        State: ...................................................   2
        Tenant's First Adjustment Date (Section 5.2): ............   2
        Tenants Proportionate Share: .............................   2
        Tenants Use Clause (Article S): ..........................   2
        Term: ....................................................   2
        Tenant's Improvement Allowance ...........................   2

3.      EXHIBITS AND ADDENDA......................................   2

4.      DELIVERY OF POSSESSION....................................   2

5.      RENT......................................................   3
        Base Rent.................................................   3
        Adjusted Base Rent........................................   3
        Project Operating Costs...................................   4
        Definition of Rent........................................   6
        Rent Control..............................................   6
        Taxes Payable by Tenant...................................   6
        Cost Savings or Mandated Special Improvements.............   6

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
        No Liability for Providing Services.......................   7

6.      INTEREST AND LATE CHARGES.................................   7

7.      SECURITY DEPOSIT..........................................   7

8.      TENANT'S USE OF THE PREMISES..............................   8
        Uses Prohibited...........................................   8
        Permitted Uses............................................   8
        Control of Building or Project by Landlord................   9
        License...................................................   9
        Tenant's Responsibility Regarding Hazardous Substances:...   9
              Hazardous Substances................................   9
              Tenant's Restrictions...............................   9
              Environmental Clean-up..............................   9
              Tenant's Indemnity..................................  10
              Parking.............................................  10

9.      SERVICES AND UTILITIES....................................  10

10.     CONDITION OF THE PREMISES.................................  11

11.     CONSTRUCTION, REPAIRS AND MAINTENANCE.....................  11

12.     ALTERATIONS AND ADDITIONS.................................  13

13.     LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.................  14

14.     RULES AND REGULATIONS.....................................  14

15.     CERTAIN RIGHTS RESERVED BY LANDLORD.......................  14

16.     ASSIGNMENT AND SUBLETTING.................................  15

17.     HOLDING OVER..............................................  17

18.     SURRENDER OF PREMISES.....................................  18

19.     DESTRUCTION OR DAMAGE.....................................  18

20.     EMINENT DOMAIN............................................  19

21.     INDEMNIFICATION...........................................  20

22.     TENANT'S INSURANCE........................................  21

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
23.     WAIVER OF SUBROGATION.....................................  22

24.     SUBORDINATION AND ATTORNMENT..............................  22

25.     TENANT ESTOPPEL/LENDER AGREEMENTS.........................  23

26.     TRANSFER OF LANDLORD'S INTEREST...........................  23

27.     DEFAULT...................................................  24
        Tenant's Default..........................................  24
        Remedies..................................................  25
        Landlord's Default........................................  26

28.     BROKERAGE FEES............................................  26

29.     NOTICES...................................................  27

30.     GOVERNMENT ENERGY OR UTILITY CONTROLS.....................  27

31.     RELOCATION OF PREMISES....................................  27

32.     QUIET ENJOYMENT...........................................  27

33.     OBSERVANCE OF LAW.........................................  27

34.     FORCE MAJEURE.............................................  28

35.     CURING TENANT'S DEFAULTS..................................  28

36.     SIGN CONTROL..............................................  28

37.     NEITHER PARTY IS DRAFTER..................................  28

38.     DISCLOSURE................................................  28

39.     MISCELLANEOUS.............................................  28
        Accord and Satisfaction; Allocation of Payments...........  28
        Addenda...................................................  28
        Attorneys' Fees...........................................  29
        Captions, Articles and Section Numbers....................  29
        Changes Requested by Lender...............................  29
        Consent...................................................  29
        Corporate Authority.......................................  29
        Counterparts..............................................  29
        Execution of Lease; No Option.............................  29

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
        Furnishing of Financial Statements; Tenant's
          Representations.........................................  29
        Further Assurances........................................  29
        Mortgagee Protection......................................  29
        Prior Agreements; Amendments..............................  30
        Recording.................................................  30
        Severability..............................................  30
        Successors and Assigns....................................  30
        Time of the Essence.......................................  30
        Waiver....................................................  30
        Waiver of Jury Trial......................................  30
        Partial Invalidity........................................  30
        Time......................................................  30
        Choice of Law.............................................  30
        Non-Discrimination Clause.................................  30
        Independently Provided Services...........................  31
             Third Party Contract.................................  31
             Indemnity............................................  31
             No Consequential Damages.............................  31
        Act of Landlord...........................................  31

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                       OFFICE BUILDING LEASE

This Lease between RAINBOW CORPORATE CENTER LIMITED PARTNERSHIP ("Landlord"), and TRUE VISION INTERNATIONAL, INC. ("Tenant"), is dated July 30, 1999.

1. LEASE OF PREMISES.

In consideration of the rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A" and further described at Section 2. The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2.e below). If, upon completion of the space plans for the Premises, Landlord's architect or space planner determines that the rentable area of the Premises differs from that set forth in Section 2.m below then Landlord shall so notify Tenant and the Base Rent (as shown in Section 2.a below) shall be promptly adjusted in proportion to the change in square footage.

2. DEFINITIONS.

As used in this Lease, the following terms shall have the following meanings:

    a. BASE RENT: $1.85 per rentable sq. ft. (INITIAL)(SUBJECT TO ADJUSTMENT AS DESCRIBED IN SECTION 1, ABOVE):

    b. BASE YEAR: N/A

    c. BROKER(S):
              LANDLORDS:  CB Richard Ellis, Inc.
              TENANT'S:   Ken Templeton Realty & Investments, Inc.

    d. COMMENCEMENT DATE: December 1, 1999, OR UPON COMPLETION OF THE TENANT IMPROVEMENTS AND ISSUANCE OF THE CERTIFICATE OF OCCUPANCY ON THE DEMISED PREMISES. Tenant shall execute the Commencement Letter set forth in Exhibit "G" within 15 days of Delivery of Possession (as defined below).

    e. COMMON AREAS: the building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

    f. EXPENSE STOP: (fill-in if applicable); $4.80 per rentable sq. ft.

    g. EXPIRATION DATE: Sixty (60) months from Commencement Date, unless otherwise sooner terminated in accordance with the provisions of this Lease.

    h. INDEX: United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, Long Beach - Anaheim Average, on Subgroup "All Items" (1988 = 100).

    i. LANDLORD'S MAILING ADDRESS: 3811 W. Charleston Blvd., Suite 110, Las Vegas, NV 89102

    j. TENANT'S MAILING ADDRESS: 1720 Louisiana Blvd. NE, Suite 103, Albuquerque New Mexico 87110

    k. MONTHLY INSTALLMENTS OF BASE RENT (INITIAL): $1.85 per rentable square foot per month (SUBJECT TO ADJUSTMENT AS DESCRIBED IN SECTION 1, ABOVE).

    l. PARKING: Tenant shall be permitted to park cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time


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

       to time by Landlord or Landlord's parking operator. Landlord reserves the right to separately charge Tenant for use of reserved and/or covered parking.

    m. PREMISES: That portion of the Building containing approximately * 12,141 square feet of Rentable Area, shown by diagonal lines on Exhibit "A" located on the 1st floor of the Building and known as Rainbow Corporate

       Center. * RENTABLE SQUARE FOOTAGE IS BASED ON AN ESTIMATED LOAD FACTOR OF 13%. FINAL LOAD FACTOR IS SUBJECT TO CHANGE BASED ON FINAL BUILDING SQUARE FOOTAGE USING BOMA STANDARD MEASUREMENT.

    n. PROJECT: The building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") located at 777 N. Rainbow Boulevard, Las Vegas, Nevada and further described as Exhibit "B". The Project is known as Rainbow Corporate Center.

    o. RENTABLE AREA: As to both the Premises and the Project, the respective measurements shall be calculated according to the BOMA Method of measurement in effect at the time of execution of this Lease (SUBJECT TO ADJUSTMENT AS DESCRIBED IN SECTION 1, ABOVE).

    p. SECURITY DEPOSIT: One (1) month's rent.

    q. STATE: the State of Nevada.

    r. TENANT'S FIRST ADJUSTMENT DATE: If the Commencement Date is other then on the first day of a month the first day of the calendar month following, the Commencement Date plus twelve (12) months.

    s. TENANT'S PROPORTIONATE SHARE: Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time.

    t. TENANT'S USE: Optical Laser treatment center and related uses (including but not limited to a multimedia center).

    u. TERM: the period commencing on the Commencement Date and expiring at midnight on the Expiration Date unless extended pursuant to Exhibit "F"- Renewal Options.

    v. TENANT'S IMPROVEMENT ALLOWANCE: Landlord shall provide a tenant improvement allowance of up to $30.00 per useable square foot.

3. EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

    a. Exhibit "A" - Floor Plan showing the Premises.
    b. Exhibit "B" - Site Plan of the Project.
    c. Exhibit "C" - Tenant's Preliminary Space Plan/Tenant's Work/Landlord's
                     Work.
    d. Exhibit "D" - Rules and Regulations.
    e. Exhibit "E" - Guarantee.
    f. Exhibit "F" - Renewal Options.
    g. Exhibit "G" - Commencement Letter.
    h. Exhibit "H" - Signage Criteria.
    i. Exhibit "I" - Tenant Estoppel Letter.
    j. Exhibit "J" - Corporate Resolution of Tenant.
    k. Exhibit "K" - Standard Work Letter

4. DELIVERY OF POSSESSION.


      Landlord    /s/ Tenant            2
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

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord and Tenant agree to execute a written addendum to this Lease within ten (10) days of delivery of possession extending the Expiration Date in 2.g. so that the initial term of the Lease will be for five (5) years.

Landlord shall not be subject to any liability for such failure to deliver possession and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession; except that if Landlord's failure to so deliver possession on the Commencement Date is attributable to:
(i) Tenant's delays in the reasonable approval or preparation of plans and specifications for improvements, (ii) unreasonable delays caused by the Tenant's contractors or agents in performing services for which Tenant is responsible, or (iii) Tenant's negligence or willful misconduct, then
Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the Commencement Date. "Delivery of possession" shall be deemed to occur on the date Landlord completes the Tenant's improvements as defined in Exhibit "C". If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent. By entry hereunder, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises and any covenants or restrictions of record, and accepts this Lease subject thereto as to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business. If Tenant is a corporation it will, prior to Delivery of Possession, execute and deliver to Landlord the resolution set forth on Exhibit "J".

5.   RENT.

5.1. Payment of BASE RENT. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease. Tenant shall be liable for interest and late charges (see Section 6 below) if Tenant fails to pay any Rent when due.

     No payment by Tenant or receipt by Landlord of lesser amounts of rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of additional rent shall first be applied to any damages or rent owned to Landlord by Tenant if Tenant shall be in default when said credit shall be owed.

5.2  ADJUSTED BASE RENT.

     a.  The Base Rent (and the corresponding Monthly Installments of Base
         Rent) set forth at Section 2a shall be adjusted annually (the "Adjustment Date"), commencing on Tenant's First Adjustment Date. Adjustments, if any, shall be based upon increases (if any) in the Index. The Index in publication three (3) months before the Commencement Date shall be the "Base Index". The Index in publication three (3) months before each Adjustment Date shall be the "Comparison Index". As of each Adjustment Date, the Base Rent payable during the ensuing twelve-month period shall be determined by increasing the initial Base Rent by a percentage equal to the percentage increase, if any, in the Comparison Index over the Base Index. If the Comparison Index for any Adjustment Date is equal to or less than the Comparison Index for the preceding Adjustment Date (or the Base Index, in the case of First Adjustment Date), the Base Rent for the ensuing twelve-month period shall remain the amount of Base Rent payable during the preceding twelve-month period. When the Base Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The Base Rent as so adjusted from time to time shall be the "Base Rent," "Rent" or "Adjusted Rent" for all purposes under this Lease.

     b. If at any Adjustment Date the Index no longer exists in the form described in this Lease, Landlord may


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

         substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the "Index" hereunder.

5.3  PROJECT OPERATING COSTS.

     a. In order that the rent payable during the Term reflect in Project Operating Costs, Tenant agrees to pay to Landlord as rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

     b. Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such the Project Operating Costs in accordance with the provisions of this Section 5.3b.

         1. The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b) if incurred by the Landlord. However, in no way, does the following list of Project Operating Costs obligate the Landlord to perform any of the items listed thereunder:

             (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the state or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least eighty-five percent (85%) of the Rentable Area occupied, then the "taxes" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least eighty-five percent (85%) occupied.

             (b) All sums expended in connection with the Building and Project for all general maintenance and repairs; relocation of facilities; resurfacing; painting; striping; restriping; cleaning; snow removal; sweeping and janitorial services; maintenance and repair of sidewalks, curbs, Building and Project signs, landscaping, irrigation or sprinkling systems; planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; all roof repairs and maintenance including but not limited to patching, resurfacing and preventative maintenance and painting or renovation of the exterior portion of all or any part of the improvements constructed on the Building and Project; maintenance and repair of any fire protection systems, lighting systems, storm drainage systems and any other utility systems; all cost or expense incurred by reason of any repairs or modifications to the Building and Project and/or its improvements and/or for repair or installation of equipment for energy or safety purposes; personnel to implement such services including, if Landlord deems necessary, the cost of a


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

                  maintenance supervisor and/or the cost of security guards; all costs and expenses pertaining to a security alarm system for the tenants and/or Building and Project; all costs, expenses, taxes and/or surcharges levied or imposed upon or against the Building and Project, parking spaces or areas, the Building and Project and/or Landlord and all payments to or for public transit or car-pooling facilities or as otherwise required by any government agency having jurisdiction over the Building and Project; all costs incurred by Landlord in connection with complying with applicable federal, state, county, borough or municipal laws, ordinances, rules, regulations, directives, orders and/or requirements now or hereafter in force with respect to the Building and Project and/or its Building and Project; reserves for future maintenance and repair work and reserves for replacement of existing capital improvements in the Building and Project which Tenant hereby authorizes Landlord to use as Landlord deems necessary; personal property taxes on the improvements located on the Building and Project; fees incurred in managing the Building and Project and in the performance, management and supervision of the Common Area maintenance services and obligations and/or administering the accounting, bookkeeping and collection of the expenses in connection with the Building and Project; and public liability and property damage insurance covering the Building and Project in amounts as required by Landlord. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Landlord shall have the right, from time to time, to allocate some or all of the Project Operating Costs for the Project among different portions, such as office or retail portions, of the Project ("Cost Pools"), in accordance with generally accepted accounting principles. The Project Operating Costs within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool as an amount per square foot of Rentable Area, based on the total Rentable Area within such Cost Pool.

(2) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

         (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

         (b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

         (c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the

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\
                 difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date.

            (d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

            (e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than ten percent (10%).

            (f) If this Lease sets forth an Expense Stop at Section 25, then during the Term Tenant shall be liable for Tenant's Proportionate Share of any actual Project Operating Costs which exceed the amount of the Expense Stop. Tenant shall make current payments of such excess costs during the Term in the same manner as is provided for payment of Excess Expenses under the applicable provisions of
                 Section 5.3b(2)(b) and (c) above.

5.4 DEFINITION OF RENT. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

5.5 RENT CONTROL. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.6 TAXES PAYABLE BY TENANT. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder, (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

5.7   COST SAVINGS OR MANDATED SPECIAL IMPROVEMENTS

         (a) For any Lease Year during the Term which is included in the useful life of a "Special Improvement," Tenant shall pay as additional rent an amount equal to the product of (i) the "Special Improvement Amortization" per square foot of Rentable Area in the Building, multiplied by (ii) the number of square feet of Rentable Area in the Premises.

       Landlord       /s/    Tenant      6
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

         (b) "SPECIAL IMPROVEMENTS" shall be allowable to pass through expenditure as they pertain to any equipment, device or other improvement acquired or installed subsequent to the commencement of the construction of Project which effects all tenants in the Project and is intended or necessary: (i) to achieve economies in the operation, maintenance and repair of the Project; (ii) to comply with any statute, ordinance, code, controls or guidelines which shall be enacted after the execution of this lease document, or
         (iii) to comply with any other future governmental requirement with respect to the Project, including without limitation, fire, health, safety or construction requirements, as it pertains to the common areas of the Project.

         (c) "SPECIAL IMPROVEMENT AMORTIZATION" shall mean the amount determined by multiplying the actual cost, including financing costs, of each Special Improvement acquired by Landlord by the constant annual percentage required to fully amortize such cost over the useful life of the Special Improvement (as reasonably determined by GAAP). The Special Improvement Amortization shall be allocated and charged to Tenant in accordance with generally accepted accounting and management practices and as an amount per square foot of Rentable Area.

5.8 NO LIABILITY FOR PROVIDING SERVICES The inclusion of the improvements, facilities and services set forth in this Lease, shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless; (i) the Project already has the same, or (ii) Landlord already provides the services, or (iii) Landlord has agreed elsewhere in this Lease to provide the same or some of them. The Landlord may contract for Security Personnel to monitor the Common Areas of the Project. The extent and scope of the use of Security Personnel to monitor the Common Area, including the Parking Area, shall be under Landlord's sole control. The use of Security Personnel to monitor the Common Facilities shall be for the protection of the capital improvements of the Project and shall not create nor impose upon Landlord or its agents an obligation or duty to protect or defend the property or personal well being of Tenant, its employees, guests or agents.

6.    INTEREST AND LATE CHARGES.

      If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law from said due date until paid in full. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within five (5) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7.    SECURITY DEPOSIT.

Tenant agrees to deposit with Landlord the Security Deposit set forth at
Section 2p upon execution of this Lease, as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within a reasonable time after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and

       Landlord       /s/  Tenant      7
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

provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlords interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

The retention or application of such Security Deposit by Landlord pursuant to this Section does not constitute a limitation on or waiver of Landlord's right to seek further remedy under law or equity.

8.  TENANT'S USE OF THE PREMISES.

    a. USES PROHIBITED. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of, or affect any, fire or other insurance upon the Premises, Building and/or Project or cause a cancellation of any insurance policy covering said Premises, Project or Building or any part thereof or any of its contents. Tenant shall not do or permit or suffer anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project or injure or annoy them (and Tenant shall take all necessary action to prevent odors, emissions, fumes, liquids or other substances or excessive noise from escaping or extending beyond the Premises), nor shall Tenant use or allow the Premises to be used for any improper, immoral, unlawful or objectionable or offensive purpose, nor shall Tenant cause, maintain, or suffer or permit any nuisance in, on or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises and shall refrain from using or permitting the use of the Premises or any portion thereof as living quarters, sleeping quarters or for lodging purposes. Further, Tenant will not use or permit the Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture any commodity therein. Tenant will not use or permit the Premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the Building nor which, in Landlord's opinion, impair the reputation or character of the Project. Tenant will not use or permit the Premises to be used for any gaming purposes or activities, without the prior written consent of the Landlord, which consent may be withheld in Landlord's sole discretion. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, on the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

    b. PERMITTED USES. Tenant shall use the Premises solely for the purposes set forth in Tenant's Use clause (Section 21). Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article.

    c. CONTROL OF BUILDING OR PROJECT BY LANDLORD. Landlord shall at all times have the exclusive control and

       Landlord       /s/  Tenant      8
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

management of the Common Areas of the Building or Project. For the purposes of this Lease, "Common Areas" or "Common Area" shall include but not be limited to all automobile parking areas, access roads, driveways, entrances, retaining walls and exits thereto, truck way or ways, loading docks, package pick-up stations, washrooms, pedestrian malls, courts, sidewalks and ramps, landscaped areas, exterior stairways, and other areas, improvements, facilities and special services provided by Landlord for the general use, in common, of tenants of the Building or Project, and their officers, agents, employees and invitees. With respect to the Common Areas, Landlord shall have the right from time to time to employ personnel; establish, modify and enforce reasonable rules and regulations; construct, maintain and operate lighting facilities; police the Common Areas and facilities; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by Tenant, its officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by Tenant; to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any interest therein by any person or the public; temporarily close all or any portion of the parking areas or facilities to discourage non-customer parking; and to do and perform such other acts in and to the Common Areas as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants of the Building or Project, their employees, invitees and customers. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the number or designation of the Building and/or the Project without notice or liability.


    d. LICENSE: All Common Areas and facilities which Tenant may be permitted to use and occupy for Tenant's purposes shall be used and occupied under a revocable license. If the amount of such areas or facilities be diminished, such diminution shall not be deemed a constructive or actual eviction of Tenant and Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation of diminution or abatement of rent.

    c.   TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES:

         (1) HAZARDOUS SUBSTANCES. The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

         (2)  TENANT'S RESTRICTIONS. Tenant shall not cause or permit to occur:

              (a) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to soil and ground water conditions; or

              (b) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance.

         (3)  ENVIRONMENTAL CLEAN-UP.

              (a) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

              (b) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

       Landlord       /s/  Tenant      9
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

         (c) Should any Authority or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at, or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial insurances; and Tenant shall carry out all such cleanup plans.

         (d) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph (3) within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Paragraph (3).

         (4)  TENANTS'S INDEMNITY.

              (a) Tenant shall not indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at, or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

              (b) Tenant's obligations and liabilities under Section 8c(3)(c) and Section 8c(4)(a) shall survive the expiration of this Lease.

    f.   PARKING.

Landlord shall cause to be maintained, an automobile parking area
("Parking Area") within the Project for the benefit and use of the visitors and patrons and employees of Tenant, and other tenants and occupants of the Project, subject to any and all conditions as set forth in this Lease. The Parking Area shall include the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall determine the nature and extent of the Parking Area and make such changes which, in its opinion, are in the best interests of all persons using the Parking Area. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, unless ultimately determined to be caused by the negligence or willful misconduct of Landlord. Landlord shall also have the right to establish, amend, and enforce against all users of the Parking Area reasonable rules and regulations as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area.

9.  SERVICES AND UTILITIES.

Tenant shall be responsible for all utilities and janitorial services relating to the Premises including but not limited to all instillation, hookups, meter fees and connections. Landlord shall not be responsible for, or in default hereunder or be liable for any damages (including any consequential damages) directly or indirectly resulting from, nor shall the Rent be abated for any reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing services, (ii) failure caused by accident or any condition or event beyond the reasonable control of Landlord, or by the

       Landlord       /s/  Tenant      10
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

making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to any such services.

Tenant shall not, without the written consent of Landlord, use any utilities or services (including but not limited to all utilities, trash disposal, etc) above and beyond that which is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current, except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electric current consumed. The cost of any such meter and or its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense. Nothing contained in this Section shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed.

10. CONDITION OF THE PREMISES.

Tenants taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE.

    a. Landlord shall construct Landlord's Standard Improvements to the Premises as described in Exhibit "k" at Tenant's expense as part of Tenant's Improvement Allowance (as described below). Landlord shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

    b. Landlord's contractor shall complete Tenant's work as that term is defined to Exhibit "k". Tenant shall be allowed an Improvement Allowance (as described in Exhibit "k") for all improvements to be constructed (both Landlord's Standard Improvements and Tenant's work). To the extent that all such improvements are estimated to cost more than the Improvement Allowance, Tenant shall pay the difference to Landlord as set forth below. Tenant shall pay to Landlord in cash one-half (1/2) of the additional estimated cost at the time construction of the Improvements is commenced, with payment of the balance of the actual costs above the Improvement Allowance prior to Tenant taking possession of the Premises.

    c. If Tenant fails to keep and preserve the Premises, Landlord may at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right, without liability, to enter the Premises for the purpose of making such repairs upon the failure of the Tenant to do so.

       Landlord       /s/  Tenant      11
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

d. Should Tenant commence the installation of fixtures, equipment and any other installations ("Tenant's Work) Tenant shall diligently pursue such installation and work to completion. All of Tenant's Work shall be at Tenant's sole cost and expense and shall be pursuant to plans and specifications which meet with Landlord's reasonable approval. If required by Landlord, Tenant shall provide its own trash container(s) as needed for containment and removal of construction debris from Tenant's Work and Tenant shall remove said trash containers prior to opening for business. The location of the trash containers shall be designated by Landlord. Tenant and its contractor, if any, shall keep the Common Areas free of all construction and related debris. Prior to opening for business, Tenant shall remove all construction and related debris from the Premises and Common Area, and all such areas shall be in broom clean condition and the Common Area shall be returned to the condition it was in prior to commencement of Tenant's work. Tenant's contractor shall name Landlord, its partners, and the manager of the Project, as additional named insureds on contractor's insurance policies. All Tenant's work shall be undertaken and completed in a good, workmanlike manner, and shall obtain all necessary governmental permits, licenses and approvals with respect thereto and shall fully comply with all governmental statutes, ordinances, rules and regulations pertaining thereto. Tenant covenants that no work by Tenant or Tenant's employees, agents or contractors shall disrupt or cause a slowdown or stoppage of any work conducted by Landlord on the Premises or Project of which it is a part.

e. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

f. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

g. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

h. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

i. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

j. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Sections 12 and 13 shall be repaired by Tenant at Tenant's expense.

       Landlord       /s/   Tenant      12
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

    k. Throughout the term of this Lease all Tenant's construction, use of the Premise and alterations, additions and/or improvements to the Premises shall be in accordance with all applicable laws, ordinances and regulations of all duly constituted authorities, including, without limitation, Title III of the Americans with Disabilities
         Act of 1990, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented ("Applicable Laws"). Further, any costs, expenses, required alterations/changes/modifications and/or damages arising from continued compliance with all Applicable Laws shall be the responsibility of Tenant at Tenant's sole cost and expense. All alterations/changes/modifications to the Premise as required by Applicable Laws shall be made in a timely manner so as to avoid any liability and/or damages arising therefrom.

12. ALTERATIONS AND ADDITIONS.

    a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlords consent may be conditioned on Tenants removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date tenant took possession. All work with respect to any addition, alteration or Improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlords option, require that any such work be performed by Landlords contractor, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord's contractor, and administrative fee of fifteen percent
         (15%) of the cost of the work. Any such alterations, additions or improvements consented to by Landlord including any roof penetration shall be made at Tenant's sole cost and expense. Tenant shall provide its own trash container or containers for construction debris, shall promptly remove all construction and related debris from the Premises and all Common Areas; immediately following completion of construction shall return the Premises and Common
         Areas to the condition they were in immediately prior to construction; shall repair and restore any portions of the Common Areas harmed as result of the construction activities to the condition they were in immediately prior to construction; shall use service entrances to the Premises, if any; will conduct no core drilling, jack hammering or excessive noise during business hours; will disrupt other tenants as little as possible; and will pay to Landlord the amount of any and all damage to the roof caused by the penetration thereof, and the amount of any and all damages to the Premises, Building and/or Project as a result of roof leaks caused by the penetration. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall indemnify, defend Landlord against, and hold Landlord harmless from any and all liability, costs, damages (including any damage to the Building, Premises, Common Areas or any part of the Project), expenses (including attorneys' fees) and any and all liens resulting therefrom. All alterations, additions and improvements (and expressly including all light fixtures and floor coverings), except trade fixtures, appliances and equipment which do not become a part of the Premises, shall immediately become the property of Landlord without any obligation to pay therefor. Upon the expiration or sooner termination of the Term hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days prior to the end of the Term, at Tenant's sole cost and expense, forthwith and with all due diligence, remove any alterations, additions or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Building and/or Premises caused by such removal. Tenant shall, upon the request of Landlord, execute and deliver to Landlord a consent to alteration letter in form and content required by Landlord.
         Landlord's review and/or approval of any request for alterations, additions or improvements in or to the Premises, and/or the plans or specifications with respect thereto, shall create no responsibility or liability on the part of Landlord, nor shall such review or approval evidence or constitute a representation or warranty by Landlord with respect to the action or undertaking approved or the completeness, accuracy, design sufficiency or compliance of such plans or specifications with laws, ordinances, rules and/or regulations of any governmental agency or authority.

    b. Tenant shall keep Tenants leasehold interest, and any additions or improvements which are or become

       Landlord       /s/   Tenant      13
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
           the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlords interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

      c. Landlord may require, at Landlords sole option, that Tenant provide to Landlord, at Tenants expense, a lien and completion bond in an amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this
           Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

      d.   Unless their removal is required by Landlord as provided in
           Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

      e. All Alterations shall at all times (a) comply with all laws, rules, orders, and regulations of governmental authorities having jurisdiction thereof and all Insurance requirements, (b) comply with the Building's rules and regulations now or hereafter in existence, and (c) comply with the plans and tenant's specifications approved by Owner.

13.   LEASEHOLD IMPROVEMENTS, TENANT'S PROPERTY.

      a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

      b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal. No Tenant's Property shall be considered an addition, alteration or improvement to the Premises as used in Section 12.

14.   RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make provided said additions/modifications are reasonable and are uniformly applied to all tenants. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15.   CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant's use or possession of the Premises:

       Landlord       /s/  Tenant      14
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

     a. To name the Building and Project and to change the name or street address of the Building or Project;

     b. To install and maintain all signs on the exterior and interior of the Building and Project;

     c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

     d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants hereof; and

     e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. To protect the interests of Landlord in the Premises, to improve or repair the Premises or any other portion of the Building, or as otherwise permitted in this Lease. During the last one hundred and eighty (180) days of the Term, or when an uncured tenant default exists, Landlord may enter the Premises with prospective tenants. If Tenant permanently vacates the Premises and fails to pay rent, Landlord may enter the Premises and enter them without abatement of rent and without liability to Tenant. Landlord shall at all times have and retain a key of code which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord pursuant to this Section shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16.  ASSIGNMENT AND SUBLETTING

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

     a. Tenant shall not, without prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest in Tenant herein, be assignable by operation of law without the written consent of Landlord.

     b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

         (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

       Landlord       /s/  Tenant      15
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

     (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord:

     (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord:

     (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

     (5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus
          (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

c. In determining whether to grant consent to the Tenant's sublet or assignment request, the Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors or any other reasonable factor, will be reasonable grounds for deciding the Tenant's request:

     (1) financial strength of the proposed subtenant/assignee must be at least equal to that of the existing tenant;

     (2) business reputation of the proposed subtenant/assignee must be in accordance with generally acceptable commercial standards;

     (3) use of the premises by the proposed subtenant/assignee must be identical to the use permitted by this lease;

     (4) percentage rents of the proposed subtenant/assignee, or the prospect of percentage rents, must be at least equal to that of the existing tenant;

     (5) managerial and operational skills of the proposed subtenant/assignee must be the same as those of the existing tenant;

     (6) use of the premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws;

     (7) use of the premises will not violate any other agreements affecting the premises, the Landlord or other tenants.

d. Notwithstanding the provisions of above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any entity which controls, is controlled by or is under common control with Tenant, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged. Notwithstanding the above, the following transfers shall be deemed assignments hereunder.

     (1) A transfer by Operation of Law or otherwise, of Tenant's interest in this Lease, or

     (2) A transfer of a majority interest in Tenant (whether stock, partnership interest, or otherwise) in a single transaction or a related series of transactions.

c. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the

       Landlord       /s/  Tenant      16
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

        primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

    f. If Tenant breaches any of the terms and provisions of the Lease, Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of a written notice from Landlord referencing this Section. Subtenant shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease.

    g. Neither the giving of such written notice to Subtenant nor the receipt of such direct payments from Subtenant shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease nor subsequently to accept Subtenant's attornment.

    h. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100ths Dollars ($150.00) plus any attorney's fees reasonably incurred by Landlord in connection with such act or requests.

    i. Landlord shall have the option to terminate this Lease rather than approve an assignment or sublet.

17. HOLDING OVER.

    a. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Rent), but all Rent payable by tenant shall be increased to one hundred fifty percent (150%) of Rent payable by Tenant at the expiration of the Term.
        Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty
        (30) days advance written notice of the date of termination.

    b. During the period in which Tenant holds over Tenant shall pay, in addition to the increased Base Rent hereof, all Adjusted Rent as set forth in this Lease except that any provisions that limit the amount or defer the payment of such Adjusted Rent or Percentage Rent shall be null and void.

    c. No option to extend or renew this Lease shall have been deemed to have occurred by Tenant's holdover. Any and all options to extend or renew set forth in this Lease shall be deemed terminated and shall be of no further effect as of the first date the Tenant holds over.

    d. In addition to the payment of the increased Rent as set forth above and all Adjusted Rent, Tenant shall be liable to Landlord for all costs, losses, claims or liabilities (including attorney's fees) which Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the expiration or earlier termination of this Lease.

    e. In the event Landlord shall commence proceedings to dispossess Tenant by reason of Tenant's default or Tenant's holdover after the expiration of the tenancy hereby created, then Tenant shall pay as additional rent, in addition to costs and disbursements, minimum legal fees of $1,000 for each proceeding so commenced. In the event said legal fees exceed $1,000 for each proceeding, Tenant shall pay, as

       Landlord       /s/  Tenant      17
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

        Additional Rent, the full amount of the legal fees, in addition to costs and disbursements.

    f. In no way shall the increased Rent set forth in subsection (b) hereof or any other monetary or nonmonetary requirements set forth in this Lease be construed to constitute liquidated damages for Landlord's losses resulting from Tenant's holdover.

    g. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of this Lease term or give Tenant the right to hold over after the expiration or earlier termination of the Lease term.

18. SURRENDER OF PREMISES.

    a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear,
        (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

    b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, including repairing andy damage to the Premises or Building caused by such removal, shall be paid by tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19.  DESTRUCTION OR DAMAGE.

     a. If the Premises or the portion of the Building necessary for Tenants occupancy is damaged by fire, earthquake, act of God, the elements of other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within (90) ninety days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenants agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under
        Section 19d.

    b. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

    c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty. Notwithstanding the foregoing, if such repairs to the Premise or portion of the Building necessary for tenant's occupancy cannot be substantially completed within (90) days, Tenant shall have the right to terminate this lease as of the date of such fire, or other casualty. Tenant shall be required to provide Landlord with written notice within fifteen (15) days of its election to terminate this lease.

    d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its

       Landlord       /s/  Tenant      18
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

           sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

      e. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

      f. Nothing in this Section shall require Landlord is (i) restore, repair, or replace any Leasehold Improvements, inventory, furniture, chattels, signs, contents, fixtures (including Trade Fixtures), or personal property of Tenant located on, in, under, above, or which serve the Premises, or (ii) rebuild the Premises in the condition and state that existed before any such damage or destruction.

      g. Despite anything contained to the contrary in this Section, and without limiting Landlord's rights or remedies hereunder, Rent shall not be abated under this Section if in Landlord's opinion any such damage or destruction is caused by any fault, neglect, default, negligence, act, or admission of Tenant or those for whom Tenant is in law responsible or any other person entering upon the Premises under express or implied invitation of Tenant.

      h. Despite anything contained in this Lease to the contrary, and without limiting Landlord's right or remedies hereunder:

           (1) If damage or destruction occurs to the Premises, Building or Project or any part thereof by reason of any cause in respect of which there are no proceeds of insurance available to Landlord, or

           (2) If the proceeds of insurance are insufficient to pay Landlord for the costs of rebuilding or making fit the Premises, Building or Project or any part thereof (including the Premises), or

           (3) If any mortgage or other person entitled to the proceeds of insurance does not consent to the payment to Landlord of such proceeds for such purpose, or

           (4) If in Landlord's opinion any such damage or destruction is caused by any fault, neglect, default, negligence, act, or omission of Tenant, or those for whom Tenants is in the law responsible, or any other person entering upon the Premises under express or implied invitation of Tenant, then Landlord may, without obligation or liability to Tenant, terminate this Lease on 30 days' written notice to Tenant and all Rent shall be adjusted as of, and Tenant shall vacate and surrender the Premises on, such termination date.

20.   EMINENT DOMAIN.

      a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public oar quasi public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety
           (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

       Landlord       /s/  Tenant      19
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
      b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

      c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property, except if such condemnation or taking is the result of code or regulatory violations of Landlord.

21.   INDEMNIFICATION.

      a. Except for Landlord's gross negligence or wilful misconduct Tenant shall indemnify and hold Landlord or its agents, servants, employees, or any other Person for whom Landlord is in law responsible, harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of,
           (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

      b. Except for Landlord's gross negligence or wilful misconduct, Tenant acknowledges and agrees that Landlord shall not be liable or responsible in any way to Tenant or any other person for:

           (1) any Injury arising from or out of any occurrence in, upon, at, or relating to the Premises, Building and/or Project or any part thereof or any loss or damage to property (including loss of use thereof) of Tenant or any other Person located in the Premises, Building and/or Project;

           (2) (without limiting the generality of the foregoing provisions of this Section) any Injury to Tenant or any other Person or loss or damage to property resulting from: fire; smoke; explosion; falling plaster, ceiling tiles, fixtures, or signs; broken glass; steam; gas; fumes; vapors; odors; dust; dirt; grease; acid; oil; any hazardous material or substance; debris; noise; air or noise pollution; theft; breakage; vermin; electricity, computer or electronic equipment or systems malfunction or stoppage; water; rain; flood; flooding; freezing; tornado; windstorm; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; or leaks or discharges from any part of the Premises, Building and/or Project (including the Premises), or from any pipes, sprinklers, appliances, equipment (including, without limitation, heating, ventilating, and air-conditioning equipment); electrical or other wiring; plumbing fixtures; roof(s), windows, skylights, doors, trapdoors, or subsurface of any floor or ceiling of any part of the Premises, Building and/or Project or from the street or any other place, or by dampness or climatic conditions, or from any other cause whatsoever;

           (3) any Injury, loss, or damage caused by other tenants or any Person in the Premises, Building and/or Project, or by occupants of adjacent property thereto, or by the public, or by construction or renovation, or by any private, public, or quasi-public work, or by interruption, cessation, or failure of any public or other utility service, or caused by Force Majeure.

       Landlord       /s/  Tenant      20
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        (4)  any injury to Tenant or any other Person or any loss or damage suffered to the Premises or the contents thereof by reason of Landlord or its representatives entering the Premises to undertake any work therein, or to exercise any of Landlord's rights or remedies hereunder, or to fulfill any of Landlord's obligations hereunder, or in the case of emergency; or

        (5) any Injury, loss, or damage to property caused by perils insured against or required to be insured against by Tenant. Tenant shall promptly indemnify and hold Landlord harmless from and against any and all claims in connection with any Injury or any loss or damage to property referred to in this Section.

22. TENANT'S INSURANCE.

    a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at anytime and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at lease ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

    b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as is set forth herein, the proceeds under
        (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

    c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

    d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to

       Landlord       /s/  Tenant      21
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

           increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

      c. Tenant shall not use, or allow the Premises to be used for any purpose which may be prohibited by the form of fire insurance policy required to be carried under this Lease. Tenant shall pay any increase in premiums for casualty and fire (including all risk coverage) insurance that may be charged during the Term of this Lease on the amount of such insurance which may be carried by Landlord on the Premises, the Building or the Project resulting from Tenant's occupancy whether or not Landlord has consented thereto. In such event, Tenant shall also pay any additional premium on the insurance policy that Landlord may carry for its protection against rent loss through fire or casualty. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization setting the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the casualty and fire insurance rate on the Premises. Landlord shall deliver bills for such additional premiums to Tenant at such times as Landlord may elect, and Tenant shall immediately reimburse Landlord therefor.

23.   WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24.   SUBORDINATION AND ATTORNMENT.

      a. Upon written request of Landlord, or any mortgagee or deed of trust beneficiary of Landlord, or ground lessor of Landlord
           (collectively "Mortgage") Tenant shall, in writing, subordinate its rights hereunder to the Mortgage, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder, provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated nor shall Tenant's quiet enjoyment of the Premises be disturbed. Before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest, regardless of the time of the granting or recording of such security interest.

      b. This Lease and Tenant's rights hereunder are and will remain subject and subordinate to each and every Mortgage (and all voluntary and involuntary advances thereon) that may now or hereafter encumber the Property, and to all increases, renewals, recastings, modifications, consolidations, participations, replacements, and extensions thereof (collectively referred to as the "Mortgage," which as used herein also includes a trust indenture and a deed of trust). If the holder of a Mortgage becomes the owner of the Property by reason of foreclosure or acceptance of a deed in lieu of foreclosure, at such holder's election Tenant will be bound to such holder or its designee under all terms and conditions of this Lease, and Tenant will be deemed to have attorned to and recognized such holder or its designee as Landlord's successor-in-interest for the remainder of the Term.

      c. The foregoing is self-operative and no further instrument of subordination and/or attornment will be necessary unless required by Landlord or the holder of a Mortgage, in which case Tenant, within ten (10) days after written request, will execute and deliver without charge any documents acceptable to Landlord or such holder in order to confirm the subordination and/or attornment set forth above. As used in this subparagraph and in the preceding subparagraph above, whenever the context allows, the

       Landlord       /s/   Tenant      22
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

        words "holder of a Mortgage" (or words of similar import) also include a purchaser of the Property at a foreclosure sale.

    d. However, should the holder of a Mortgage request that this Lease and Tenant's rights hereunder be made superior, rather than subordinate, to the Mortgage, then Tenant, within ten (10) days after written request, will execute and deliver without charge a form acceptable to the holder of the Mortgage.

    e. If Tenant fails to execute and deliver any documents as and when required by this Section, then, notwithstanding any other provision of this Lease, without the requirement of notice from Landlord such failure will constitute a default under this Lease beyond any applicable grace period, entitling Landlord to the same rights and remedies as if such default were with respect to non-payment of Base Rent.

    f. In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25. TENANT ESTOPPEL/LENDER AGREEMENTS

    a. Within no more than 10 days after receipt of written request, the Tenant shall furnish to the Landlord a certificate (as more fully set forth on Exhibit "I"), duly acknowledged, certifying, to the extent true:

        (1)  that this Lease is in full force and effect;

        (2) that the Tenant knows of no default hereunder on the part of the Landlord, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail;

        (3) the amount of the rent being paid and the last date to which rent has been paid;

        (4) that this Lease has not been modified, or if it has been modified, the terms and dates of such modifications;

        (5)  that the Term of this Lease has been commenced;

        (6)  the Commencement and Expiration Dates;

        (7) whether all work to be performed by the Landlord has been completed;

        (8)  whether any renewal term option has been exercised;

        (9) whether there exist any claims or deductions from, or defenses to, the payment of rent; and

        (10) such other matters as may be reasonably requested by the Landlord.

    b. If the Tenant fails to execute and deliver to the Landlord a completed certificate as required under this Section, the Tenant hereby appoints the Landlord as his attorney-in-fact to execute and deliver such certificate for and on behalf of the Tenant.

16.  TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant. Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall

       Landlord       /s/  Tenant      23
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

be relieved of any and all further liability with respect thereto.

27.    DEFAULT.

27.1. Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

       a.  If Tenant abandons or vacates the Premises; or

       b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

       c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; or

       d. If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

       e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

       f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

       g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

       h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

       i. Tenant will be in "Chronic Default" under this Lease if Tenant commits a default (either a Monetary or Non-Monetary Default) during any 365-day period in which any of the following combinations of default has already occurred (even though said defaults may have been timely cured):

           (1)  Two Monetary Defaults; or

           (2)  Three Non-Monetary Defaults; or

           (3)  One Monetary Default and two Non-Monetary Defaults.

           If Tenant is in Chronic Default, Landlord may immediately exercise any or all remedies available under this Lease or at law or in equity, all without giving Tenant any notice or an opportunity to cure the last default causing Tenant's Chronic Default (notwithstanding any notice and cure provision or other lease provision to the contrary).

       j.  For the purposes of subsection i. above,

           (1) a Monetary Default occurs if Tenant fails to pay; (i) Base Rent, Adjusted Rent or Project Operating Costs, or (ii) any utility charges or other sums due pursuant to this Lease, in excess of $5,000.00, when due, following any applicable grace periods granted herein;

       Landlord       /s/   Tenant      24
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

          (2) a Non-Monetary Default occurs if Tenant fails to perform any of its obligations under this Lease other timely payment of money.

27.2 Remedies. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

      a. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

      b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

      c. Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder, and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

27.3 Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

      a. Landlord may, at its option, at any time after this Lease is terminated upon prior written notice to Tenant, require Tenant to pay Landlord the "Accelerated Rent" due and owing for the remainder of the Lease Term.

      b. The "Accelerated Rent" for purposes of this Section shall be an amount equal to the Base Rent and Adjusted Rent payable over the balance of the term of this Lease (as if this Lease hadn't been terminated) less any sums obtained by Landlord from any reletting. Nothing herein to the contrary shall require Landlord to relet the Premises.

      c. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker's commissions.

          The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives

       Landlord       /s/   Tenant      25
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

          Tenant written notice of such waiver.

      d. In the event of a breach or threatened breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall have the rights of injunction. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, as law or in equity.

      e. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, or otherwise.

      f. If Tenant notifies Landlord or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation a breach of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including without limitation attorney's fees, brokerage fees, costs of reletting, loss of rent, etc. It is agreed between the parties that for the purpose of calculating Landlord's damages, in a Project which has other available space at the time of Tenant's breach, the Premises covered by this Lease shall be deemed the last space rented, even though the Premises may be rerented prior to such other vacant space. Tenant shall pay, in full, to Landlord, for all the unamortized costs of tenant improvements constructed or installed within the Premises to the date of the breach, and for materials ordered at its request for the Premises.

      g. If Tenant vacates or abandons the Premises any property that Tenant leaves in the Premises shall be deemed to have been abandoned and may either be retained by Landlord as the property of Landlord or may be disposed of at public or private sale in accordance with applicable law as Landlord sees fit. The proceeds of any public or private sale of Tenant's property, or the then current fair market value of any property retained by Landlord shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. Further, Landlord may, upon presentation of evidence of a claim valid upon its face of ownership or for security interest in any of Tenant's property abandoned in the Premises, turn over such property to the claimant with no liability to Tenant.

27.4. LANDLORD'S DEFAULT. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28.   BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in Section 2.c. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorney's fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

       Landlord       /s/   Tenant      26
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

29.  NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designee another place for receipt of future notices.

30.  GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby in the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right to entry into the Premises to effect compliance.

31.  INTENTIONALLY OMITTED.

32.  QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33.  OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in anyway conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenants improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34.  FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this
Article 34 shall excuse or delay Tenants obligation to pay Rent or other charges under this Lease.

35.  CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36.  SIGN CONTROL.

Tenant shall comply with all signage requirements set forth in Exhibit "H" and shall further not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project,

       Landlord       /s/   Tenant      27
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

including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten
(10) days of written demand by Landlord.

37.  NEITHER PARTY IS DRAFTER.

The parties agree that neither party shall be deemed the drafter of this Lease and that in the event this Lease is ever construed by a court of law or equity, such court shall not construe this Lease or any provision against either party as drafter of the Lease. The parties acknowledge that each of the parties hereto have contributed substantially and materially to the preparation of this Lease.

38.  DISCLOSURE.

Landlord discloses, and Tenant acknowledges, that real estate licensees of THe MDL Group, of which Curtis W. Anderson is Broker, has an interest as a principal to this real estate lease.

39.  MISCELLANEOUS.

     a. ACCORD AND SATISFACTION; ALLOCATION OF PAYMENTS. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlords right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

     b. ADDENDA. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

     c. ATTORNEY'S FEES. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys fees, incurred on account of such action or proceeding.

     d. CAPTIONS, ARTICLES AND SECTION NUMBERS. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

     e. CHANGES REQUESTED BY LEADER. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State.

     f. CONSENT. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right such consent, etc.

     g. CORPORATE AUTHORITY. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant respects and warrants that he is duly authorized to execute and deliver this Lease on behalf of

       Landlord       /s/  Tenant      28
------              ------
         the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

    h. COUNTERPARTS. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

    i. EXECUTION OF LEASE; NO OPTION. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

    j. FURNISHING OF FINANCIAL STATEMENTS; TENANT'S REPRESENTATIONS. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

    k. FURTHER ASSURANCES. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

    l. MORTGAGEE PROTECTION. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

    m. PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

    n. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

    o. SEVERABILITY. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

    p. SUCCESSORS AND ASSIGNS. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

    q.   TIME OF THE ESSENCE.  Time is of the essence of this Lease.

    r. WAIVER. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

    s.   WAIVER OF JURY TRIAL.

         (1) Landlord and Tenant waive any right to a trial by jury in any action or proceeding based upon,

       Landlord       /s/  Tenant      29
------              ------
         or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect.

    (2) Tenant further acknowledges that he has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of his own free will, and that he has had the opportunity to discuss this waiver with counsel.

    (3) Tenant further acknowledges that he has read and understands the meaning and ramifications of this waiver provision, and, as evidence of this fact, signs his initials.

t. PARTIAL INVALIDITY. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

u. TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

v. CHOICE OF LAW. This Lease shall be governed by the laws of the state in which the Premises is located.

w. NON-DISCRIMINATION CLAUSE. Tenant herein covenants by and for himself, his heirs, executors, administrators, and assigns, and all persons claiming under or through him, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of sex, race, color, creed, religion, marital status, national origin, or ancestry, in the leasing, subleasing, transferring, use, or enjoyment of the land herein leased nor shall Tenant himself, or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, sublessee, subtenants, or vendees in the land herein leased.

x.  INDEPENDENTLY PROVIDED SERVICES

    (1) THIRD PARTY CONTRACT. This Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of services, which include, but are not limited to, telecommunications, office automation, repair, maintenance services, computer and photocopying ("Independent Services"). Tenant acknowledges that Landlord has no obligation of any type concerning the provision of Independent Services, and agrees that any cessation or interruption of Independent Services or any other act or neglect by the third party providing the Independent Services shall not constitute a default or constructive eviction by Landlord.

    (2) INDEMNITY. Tenant agrees, except to the extent of the gross negligence of Landlord, its partners, employees, agents and/or assigns, to hold harmless and defend Landlord, its partners, employees, agents and assigns from any claim Tenant may have arising in any way out of the provision (or lack thereof) of the Independent Services which Tenant has contracted to receive from the third parties.

    (3) NO CONSEQUENTIAL DAMAGES. In no event shall Landlord be liable to Tenant for incidental, consequential, indirect or special damages (including lost profits) which may arise in any way out of a claim concerning independent Services.

y. ACT OF LANDLORD. No act or conduct of Landlord, including without limitation, the acceptance of keys

       Landlord       /s/  Tenant      30
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

         to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.








       Landlord       /s/  Tenant      31
------              ------

The parties hereto have executed this Lease as of the dates set forth below.


Date:


------------------------------------     ------------------------------------
LANDLORD:                                TENANT:
------------------------------------     ------------------------------------

RAINBOW CORPORATE CENTER                 TRUE VISION INTERNATIONAL, INC.
LIMITED PARTNERSHIP

By: Corporate Partners, LLC              /s/ [illegible]
    --------------------------------     ------------------------------------

By:                                      By: [illegible]
    --------------------------------         --------------------------------

Title:                                   Title: President
       -----------------------------            -----------------------------

                                         By:
                                             --------------------------------

                                         Title:
                                                -----------------------------




       Landlord            Tenant      32
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

                             INTENTIONALLY BLANK























       Landlord       /s/  Tenant      33
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

                                 EXHIBIT "A"

                       FLOOR PLAN SHOWING THE PREMISES


To be added at a later date.














       Landlord       /s/  Tenant      34
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

                                  EXHIBIT "B"

                            SITE PLAN OF THE PROJECT















       Landlord       /s/  Tenant      35
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

                                 EXHIBIT "C"

                       TENANT'S PRELIMINARY SPACE PLAN


To be added at a later date.














       Landlord       /s/  Tenant      36
------              ------

                                  EXHIBIT "D"

                            RULES AND REGULATIONS

1. Tenant shall not obstruct or interfere with the rights of other tenants of the building/project, or in any way injure or annoy such tenants or persons. Tenant will not conduct any activity within the premises, which will create excessive traffic or noise anywhere in the building/project.

2. Canvassing, soliciting and peddling in the building/project are prohibited and Tenant shall cooperate to prevent such activities.

3. Tenant shall not bring or keep within the building/project any animal, bicycle, motorcycle, or other type of vehicle except as required by law.

4. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not construct, maintain, use or operate within the premises, or elsewhere in the building/project or outside of the building/project any equipment or machinery which produces music, sound or noise, which is audible beyond the premises. Tenant shall not cause improper noises, vibrations or odors within the building/project.

5. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the building/project, except in the refuse containers provided therefore. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building/project trash and garbage without being in violation of any law or ordinance governing such disposal. Tenant shall be charged the cost of removal for any items left by Tenant that cannot be so removed. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall not introduce into the building/project any substance which might add an undue burden to the cleaning or maintenance of the premises or the building/project. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the building/project (hereinafter referred to as "Common Areas") clean and free from rubbish. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any tenant by the cleaning service or any other employee or any other person.

6. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the building/project. The Common Areas and roof of the building/project are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgement of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the building/project and its tenants. Tenant shall not enter or install equipment in the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the building/project without the prior written consent of Landlord. No tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the building/project.

7. Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the building/project, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installments or floor coverings by Tenant, any damage to the walls or floors shall be re-paired by Tenant at Tenant's sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the premises and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

       Landlord       /s/  Tenant      37
------              ------

8. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the building/project, and appurtenances thereto, for any other purpose than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water in interfering or tampering with the faucets or otherwise. If Tenant's servants, employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures, or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefore.

9. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the premises shall be kept closed and, during non-business hours, locked; except when in use for ingress or egress. If Tenant used the premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the building/project or to the premises used by Tenant immediately after using such doors. Tenants shall cooperate with energy conservation by limiting use of lights to areas occupied during non-business hours.

10. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injure or death to person resulting therefrom.

11. All keys to the exterior doors of the premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the building/project, the premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. The word "key" as used here shall refer to keys, keycards, and all such means of obtaining access through restricted access systems.

12. For purposes hereof, the terms "Landlord", "Tenant", "building/project" and "premises" are defined as those terms in the Lease to which these Rules and Regulations are attached. The term "building/project" shall include the premises, and any obligations of Tenant hereunder with regard to the building/project shall apply with equal force to the premises and to other parts of the building/project.

13. These Rules and Regulations are in addition to, and shall not be construed to in any way modified or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of the premises in the building/project.

       Landlord       /s/  Tenant      38
------              ------

                                 EXHIBIT "E"

                               GUARANTY OF LEASE


    IN CONSIDERATION OF, and as an inducement for the granting, execution and delivery of that certain Lease, covering premises known as Rainbow Corporate Center, and dated __________, 1999 ("Lease"), between RAINBOW CORPORATE CENTER LIMITED PARTNERSHIP ("Landlord"), and TRUE VISION INTERNATIONAL, INC., ("Tenant"), and in further consideration of the sum of One and no/100 Dollars ($1.00), and other good and valuable consideration paid by Landlord to the undersigned, the undersigned ("Guarantor"), hereby guarantees to the Landlord, its successors and assigns, the full and prompt payment of rent, including, but not limited to, the Base Rent, common Area Maintenance Charges, utility charges, if applicable, Percentage Rent, Adjustment, real estate taxes and any and all other sums and charges payable by Tenant, its successors and assigns under the Lease; and the full performance and observance of all the covenants, terms, conditions and agreements herein provided to be performed and observed by Tenant, its successors and assigns; and Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, in the payment of any such sums, or in the performance of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay such rent to Landlord, its successors and assigns, and any arrears thereof, and will forthwith pay to Landlord all damages that may arise in consequence of any default by Tenant, its successors and assigns under the Lease, including, without limitation, all reasonable attorney's fees incurred by Landlord or caused by any such default and by the enforcement of this Guaranty of Lease ("Guaranty").

    This Guaranty is an absolute and unconditional Guaranty of payment and of performance. It shall be enforceable against Guarantor, its successors and assigns, without the necessity for any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant, its successors and assigns, and without the necessity of any notice of non-payment, non-performance or non-observance, or of any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not in any way be terminated or diminished, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenant's successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the lease.

    The Guaranty shall be a continuing Guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of said Lease, or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or assigns, or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, its successors or assigns, whether or not notice thereof is given to Guarantor.

    Notwithstanding anything contained in this Guaranty to the contrary, this Guaranty (and the liability of the Guarantor herein) shall cease and terminate upon the happening of the earlier of: (i) the expiration of three
(3) years from the Commencement Date, or (ii) the successful funding, to the Tenant, of a minimum of Five Million Dollars and no/100 ($5,000,000.00) from its anticipated offering (as evidenced by documentation reasonably acceptable to Landlord).

    All terms used herein and not otherwise defined shall have the same meaning as given to them in the Lease.

    If the Lease shall be renewed, or its term extended, or if the Tenant holds over beyond the term of the Lease, the obligations hereunder of Guarantor shall extend and apply for any period beyond the date specified in the Lease for the expiration of said term, either pursuant to any option granted under the Lease or otherwise, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all of the covenants, terms, and conditions of the Lease and of any such modification thereof.

    Guarantor does not require any notice of Tenant's non-payment, non-performance, or non-observance of the covenants, terms, and conditions of the Lease. Guarantor hereby expressly waives the right to receive such notice.

    Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is a guaranty of payment and not of collection, and shall remain in full force and effect until payment in full to Landlord of all sums payable under the Lease. Guarantor waives any right to require that any action be brought against Tenant.

       Landlord       /s/  Tenant      39
------              ------

     Guarantor waives any right to require that resort be had to any security or to any other credit in favor of Tenant.

     Guarantor expressly agrees (without in any way limiting its liability under any other provision of this Guaranty) that Guarantor shall, at the request of Landlord, enter into a new lease with Landlord on the same terms and conditions as contained in the Lease immediately prior to its termination, for a term commencing of the termination date of the Lease and ending on the expiration date of the Lease. If the Lease shall be terminated due to a default by Tenant thereunder.

     Neither Guarantor's obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of Tenant or its estate in bankruptcy, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or from the decision of any court interpreting the same.

     If applicable, Guarantor represents and warrants this Guaranty has been duly authorized by all necessary corporate action on Guarantor's part, has been duly calculated and delivered by a duly authorized officer, and constitutes Guarantor's valid and legally binding agreement in accordance with its terms.

     The liability of Guarantor is coextensive with the of Tenant and also joint and several, and action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto.

     Until all of Tenant's obligations under the Lease are fully performed, Guarantor (a) waives any rights that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty, and (b) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under this Lease.

     Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty.

     The Lease and this Guaranty shall be governed by, interpreted under the laws of, and enforced in the courts of the title of the premises.

     Guarantor irrevocably appoints Tenant as its agent for service of process related to this Guaranty.

     Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be initiated by Landlord against Guarantor in respect of this Guaranty.

     Guarantor will pay to Landlord all of Landlord's expenses, including, but not limited to, attorneys' fees incurred in enforcing this Guaranty.

     This Guaranty and the Lease embodies the entire Agreement between the parties relating to the subject matter contained herein. There are no representations, promises, warranties, understandings or agreements, express or implied, or otherwise, except for those expressly referred to or set forth herein or in the Lease. No modification of this Guaranty or the Lease shall be binding unless evidenced by an Agreement in writing signed by both Landlord and Guarantor.

     Guarantor hereby expressly waives any and all benefit it may have pursuant to any statute that requires enforcement of any obligation under the Lease to be made against Tenant and Tenant's property prior to enforcement of any obligation under the Lease against Guarantor or Guarantor's property.

     All of Landlord rights and remedies under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

GUARANTOR:

By:
   ----------------------------

Title:                                          ADDRESS:
      -------------------------

       Landlord       /s/  Tenant      40
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


                                         By:
-------------------------------             --------------------------------

-------------------------------
                                         Title:
-------------------------------                -----------------------------


TELEPHONE NUMBER:                        ADDRESS:

-------------------------------          -----------------------------------

                                         -----------------------------------

                                         -----------------------------------


SOCIAL SECURITY NUMBER:                  TELEPHONE NUMBER:

-------------------------------          -----------------------------------


                                         SOCIAL SECURITY NUMBER:

                                         -----------------------------------











       Landlord       /s/  Tenant      41
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

                                  EXHIBIT "J"

                                RENEWAL OPTION

If, immediately prior to the expiration of the initial term of this Lease, this Lease shall be in force and effect and provided that Tenant, not less than six (6) months prior to the expiration of such term, shall have given to Landlord written notice of Tenant's desire to renew this Lease, the giving of such notice by Tenant shall be effective to renew this Lease and extend the term hereof as to the premises and, without the necessity for execution of any further instrument by either party, for an additional two (2) lease terms of five (5) years each (the "Renewal Term(s)") from and after the expiration of said initial term (or the then prior Renewal Term). The Renewal Term(s) shall be on the same covenants, agreements, terms, provisions and conditions as are contained herein for the initial term except Tenant shall have no further right to extend the term of this Lease. Base Rent for each year during the entirety of such Renewal Term(s) on the premises shall, however, be at the "Renewal Rate" (as hereinafter defined).

The "Renewal Rate" for purposes of calculating annual Base Rent payable during such Renewal Term(s) shall be the amount equal to the total rent being paid at the time of the expiration of the then preceding term (whether the initial term or a prior Renewal term) plus the Cost of Living Adjustment plus all other sums to be paid to Landlord by Tenant pursuant to the Lease. In no event shall the total rent during any year of any Renewal Term(s) be less than the total rent paid during the prior preceding year.

Upon request at any time within ninety (90) days preceding the date prescribed for exercise of any option to extend this Lease, Landlord agrees to furnish to Tenant upon its written request all data and information to the extent that same is in possession of Landlord or its agents and to the extent necessary or proper for Tenant to determine the probable rental rate for Renewal Term(s). If at the time Tenant gives notice of its desire to renew this Lease for the Renewal Term(s), Landlord should allege that Tenant is not then entitled to exercise such renewal option by reason of any default in the performance of Tenant's obligations hereunder existing at such time, then Landlord must, within ten (10) days after receipt by Landlord of notice of Tenant's desire to renew and extend the term of this Lease, give Tenant written notice specifying the alleged default on the part of Tenant, an Tenant shall thereupon have thirty (30) days from the receipt of such notice from Landlord (plus such additional reasonable period of time as may be required with respect to those items, which, by their very nature, cannot be cured within such thirty [30] day period) within which to remedy such alleged default, and if Tenant shall have cured all such defaults within the said respective time periods allowed, then the previous existence of such default shall not constitute a reason for invalidating Tenant's notice to exercise its renewal option.

At any time after Tenant has exercised its option to extend this Lease for the Renewal Term(s), Landlord and Tenant, upon request of either, will sign and acknowledge a written memorandum evidencing such facts, setting out the date to which such Renewal Term(s) will extend, and the rental rates which will be applicable during such Renewal Term(s). The rental rates applicable during such Renewal Term(s) shall be the Renewal Rate which shall be subject to adjustments during the Renewal Term(s) on account of changes in Ad Valorero Tax Factor or Operating Expense Factor during such Renewal Term(s).

       Landlord       /s/  Tenant      42
------              ------

                                   EXHIBIT "G"

                               COMMENCEMENT LETTER


    The Commencement date of that Lease by and between RAINBOW CORPORATE CENTER LIMITED PARTNERSHIP as Landlord and TRUE VISION INTERNATIONAL, INC., as Tenant, is hereby acknowledged and agreed to be _________.

    Accordingly, the Expiration Date is acknowledged and agreed to be
__________.


LANDLORD:
RAINBOW CORPORATE CENTER
LIMITED PARTNERSHIP
By: Corporate Partners, LLC


By:
    ------------------------------

Its:
    ------------------------------


TENANT:
TRUE VISION INTERNATIONAL, INC.


By:
    ------------------------------

Its:
    ------------------------------






       Landlord       /s/  Tenant      43
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

                                  EXHIBIT "H"

                               SIGNAGE CRITERIA

GENERAL

     Signs are not only effective as Tenant identification but are a source of interest, excitement and good advertising when designed with taste and in harmony with the design standards of the office complex. The sign regulations herein have been set up for the purpose of achieving the best possible effect for office identification and overall design, while allowing each tenant creativity within the limits of their leasehold. Experience has proven that all Tenants in the building benefit by the establishment of sign controls such as herein set forth.

1.  APPROVALS

    A. The design and construction of Tenant's exterior sign MUST receive written approval by Landlord prior to fabrication and installation.

        Landlord's approval shall be based on:

        1) Conformity to the sign criteria established for the building, including fabrication and method of installation.

        2) Harmony of the proposed sign with design standards of the building and co-tenants.

        Landlord has the specific right to refuse approval of any sign which does not conform to the specific criteria set forth herein.

    B. Unless Landlord and design consultant have both received the above described plans in the quantities set forth above, Landlord will not approve Tenant's exterior sign.

        The sign drawings are to be prepared by a reputable STATE licensed sign contractor. The sign drawings must indicate the following information:

        1) A scaled storefront drawing reflecting the proposed sign design and all dimensions, as it relates to the storefront elevation of tenant's premises.

        2)  A plot plan and elevation indicating location of Tenant's sign.

    C. All drawings marked "Disapproved" or "Approved as Noted" must be re-submitted as here and above set forth in Paragraph "B" with required corrections. Tenant or it's sign contractor will not be permitted to commence installation of the exterior sign, unless the following conditions have occurred:

        1) A stamped set of the final sign drawings reflecting Landlord or Landlord's design consultant's approval are retained at tenant's premises at all times during the installation of design and for a period of thirty (30) days thereafter.

        2) Tenant and/or tenants sign contractor shall obtain all necessary permits and approvals.

       Landlord       /s/  Tenant      44
------              ------

II.  GENERAL SIGN CRITERIA AND RESTRICTIONS

     A. All tenant signage shall be located only on the space and on the surface specially provided for same on the building exterior. No other signage is permitted on the exterior of the premises. Tenants with a corner unit may be permitted additional signage providing secondary signage does not exceed size of primary sign, the total does not exceed the maximum allowed by City codes and Landlord grants approval.

     B. Tenant is responsible to field verify that Tenant's proposed signage will fit attractively on Tenant's signband area prior to fabrication of signage. Signable area shall be centered on the fascia vertically and horizontally, except in cases where available storefront has been divided to allow equal signage for Tenants.

     C. The face colors and type styles of all signs shall be subject to Landlord's approval. In the event the Tenant does not have an established exterior sign identity, Landlord recommends that the lettering style be designed by the sign contractor to reflect a visually exciting look. Established trade logos and signage shall be permitted providing they conform to the criteria described herein.

     D. The Tenant shall pay for all signs, their installation (including final connection, transformers and all other labor and materials) and maintenance. Tenant sign contractor must file, pay for and obtain any licenses, permits and variances as required for sign installation.

      Landlord       /s/  Tenant       45
------             ------

                                   EXHIBIT "I"

                             TENANT ESTOPPEL LETTER


___________________________ (Lender)
___________________________
___________________________
___________________________
___________________________

Attention:

    RE:   Lease between ______________________________________ as LANDLORD and
          _______________________________ as TENANT, dated ___________________
          on property known as _____________________________________located at
          _______________________________________________, Nevada.

Dear Sirs/Madam:

    The undersigned, as Tenant(s) under the subject Lease, understands that you (Lender) are or will be making a mortgage loan to Landlord which will be secured by property, including the Premises of the subject Lease, and hereby certifies, represents, warrants, confirms and agrees with you as follows for your reliance of your successors and assigns:

1. That the undersigned has accepted possession and is in actual occupancy of the Premises of the subject Lease;

2. That the Premises of the subject Lease are fully open for business and are in use by the undersigned, its employees and invitees;

3. That any and all improvements and space required to be furnished by Landlord according to the subject Lease have been completed in all respects and accepted by the undersigned;

4. That Landlord has completely fulfilled all of Landlord's duties and obligations of an inducement nature;

5. That the subject Lease has not been modified, altered, amended, changed, supplemented, terminated, or superseded in any manner except as follows:
    (Write "NONE" if there are none);

6. That the subject Lease sets forth all agreements and understandings of Landlord and the undersigned, as Tenant;

7. That there are no offsets or credit against rentals, that there are no claims or defenses to enforcement of the subject Lease, that rentals have not been prepaid except as provided by the subject Lease terms;

8. That no broker or other intermediary is entitled to receive any leasing, brokerage or other compensation out of or with respect to rentals of any kind under the subject Lease;

9. That the undersigned has no notice of a prior sale, transfer, assignment, hypothecation or pledge of the subject Lease or rents thereunder.

10. That the term of the subject Lease is for _______________ (______) years. The primary Lease term commenced on ________________________ and expires on ________________________.

11. That the monthly rental is __________________________________________ and
    ____/100 Dollars ($_________), and rent has been paid to _________________.

12. That the undersigned hereby acknowledges and agrees that existing parking facilities meet the requirements of

       Landlord       /s/  Tenant      46
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

      the subject Lease;

13. That the undersigned agrees to notify you at the above shown address, or such address as you may hereafter specify, of any material default on the part of Landlord after the date hereof unless the undersigned is advised by you that the contemplated mortgage loan from you to Landlord will not be made;

14. That the undersigned agrees that without your written consent, the undersigned will not: (a) modify or in any manner alter the terms for the subject Lease; (b) pay the rent or any other sums becoming due under the terms of the subject Lease more than two (2) months in advance; or (c) accept Landlord's waiver of or release from the performance of any obligations of Tenant under the subject Lease;

15. That should you advise the undersigned that Landlord is in default in the indebtedness to you and request that payment of all future rentals be made directly to you pursuant to an Assignment of Leases and Rents, the undersigned agrees that the undersigned agrees that the undersigned shall make all future rental payments under the subject Lease directly to you until instructed otherwise by you;

16. That the undersigned will in no event look to you for the return of any Security Deposit under the subject Lease, except as is actually received by you. Pursuant to the subject Lease, Tenant has not made a Security Deposit;

17. That none of the following events have occurred: (a) the filing by or against the undersigned of a petition in bankruptcy, insolvency, reorganization, or an action for the appointment of a receiver or trustee; or (b) the making of an assignment for the benefit of creditors;

18. That the subject Lease is in full force and effect, is not in default, and is hereby ratified and confirmed;

19. That at the date hereof, there are no defaults by Landlord or the undersigned, as Tenant, in their respective performances of any of the agreements, duties, obligations, terms and conditions of the subject Lease by then respectively to be performed which exist on the date hereof, and that no event has occurred which, after the passage of time or after the expiration of any grace period, right of cure period, or any other period provided by law or by the Lease, would constitute a default under the subject Lease;

20. That the undersigned has not subleased or assigned, whether outright or by collateral assignment, all or any portion of the undersigned's rights under the subject Lease;

21. That the entity, person and/or officer executing this certification is empowered by action, resolution or at law to execute the same, and this certificate shall be binding on the undersigned, its successors and assigns.

TENANT:    __________________________________

           By: ______________________________

           Name: ____________________________

           Its: _____________________________

           Date: ____________________________


       Landlord       /s/  Tenant      47
------              ------

                                  EXHIBIT "J"

                         CORPORATE RESOLUTION OF TENANT


RESOLVED, that _____________________________, the ______________________ of the
corporation and/or ______________________, the _________________________ of
the corporation are hereby authorized to sign on behalf of _______________ a Nevada Corporation, the leases between ______________________________________
a Nevada Corporation and ______________________________________________.


I hereby certify that the above resolution was duly passed at a special and/or general meeting of the Board of Directors of _________________________, a Nevada Corporation, held on ___________________________________________, at which were present and voting, a majority of the directors; that the resolution has not been altered or amended subsequent to its adoption; and that said resolution is now in full force and effect.


                                     By:
                                        ------------------------------------
                                                     Secretary


                                     Date:
                                          ----------------------------------








ATTEST:       [illegible]
       ---------------------------
              President

Date:           8/9/99
     -----------------------------







       Landlord       /s/  Tenant      48
------              ------

                                 EXHIBIT "K"

                                 WORK LETTER

1.    Landlord's Standard improvements:

      a.  Partitions: 3 5/8" metal studs (25 ga.)

      b. Wall Surfaces: 5/8" type "x" Sheetrock both sides with one coat primer and one coat finish semi-gloss enamel

      c.  Draperies: Vertical blinds-building standard color

      d.  Carpeting: Shaw 30 oz. or equal

      e. Doors: 3' 8'-1 3/4" solid core natural birch with KD painted metal frames

      f.  Electrical and Telephone Outlets: per Tenant requirements

      g. Ceiling: 2x4-15/16" white Armstrong or equal ceiling grid with Armstrong "second look" trguial tiles

      h.  Lighting: per Tenant requirements

      i. Heating and Air Conditioning Ducts: water source heat pumps with flex ducting as required

      j.  Sound Proofing: R-11 sound batt-per Tenant requirements

      k.  Plumbing: Kohler or equal per Tenant requirements

      l. Entrance Doors: 3'8' - 1 3/4" solid natural birch with KD metal frames

2.    Preparation of Plans and Specifications:
          Within 14 days after the date of this Lease Tenant shall prepare, at its cost, and deliver to Landlord for its approval three (3) copies of preliminary plans and specifications for the completion of the "Tenant's Work" and the Premises, which plans and specifications shall itemize the work to be done by each party, including a cost estimate any work required of Landlord in excess of Landlord's Standard Improvements. Landlord shall approve said preliminary plans and specifications and preliminary cost estimate or specify with particularity its objection thereto within ten (10) days following receipt thereof. Failure to so approve or disapprove within said period of time shall constitute approval thereof. If Landlord shall reject said preliminary plans and specifications either partially or totally and they cannot in good faith be modified within ten (10) days after such rejection to be acceptable to Landlord, this Lease shall terminate and neither party shall thereafter be obligated to the other party for any reason whatsoever having to do with this Lease, except that Tenant shall be refunded any security deposit or prepaid rent. The plans and specifications, when approved by Lessee, shall supersede any prior agreement concerning improvements.

3.    Construction:
          If Landlord's cost of constructing all of the improvements in the Premises (including Landlord's Standard Improvements) exceeds the cost of $30.00 per rentable sq. ft. ("Improvement Allowance"), Tenant shall pay to Landlord, in cash, before the commencement such construction a sum equal to such excess over the Improvement Allowance.

          If the final plans and specifications are approved by Landlord and Tenant and Tenant pays Landlord such excess over the Improvement Allowance, then Landlord shall construct Landlord's Standard Improvements and the improvements specified as Landlord's responsibility under the Plans and specifications substantially in accordance with the said approved final plans and specifications an


       Landlord       /s/   Tenant      49
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

      all applicable rules, regulations laws or ordinances.

4.    Completion:
           Tenant shall obtain a building permit to construct the improvements as soon as possible.

           The term "completion" as used in this Work Letter, is hereby defined to mean date the building department of the municipality having jurisdiction over the Premises shall have made a final inspection of the improvements and authorized a final release of restrictions on the use of public utilities connection therewith and the same are in broom-clean condition.

           If Landlord shall be delayed at any time in the progress of the construction of the improvements or any portion thereof by extra work, changes in construction ordered by Tenant, or by strikes, lockouts, fire, delay in transportation, unavoidable casualties, rain or weather conditions, governmental procedures or delays, or by any other cause beyond Landlord's control, then the Commencement Date established in
      Section 2.d of the Lease shall be extended by the period of such delay.

5.    Work done by Tenant:

           Any work done by Tenant shall be done only with Landlord's prior written consent and; (i) in conformity with this Lease; (ii) a valid building permit; (iii) in compliance with all applicable rules, regulations, laws ordinances; (iv) be done in a good and workmanlike manner of good and sufficient materials. All work shall be done by contractors approved by Landlord, it being understood that all plumbing, mechanical, electrical wiring and ceiling work are to be done only by contractors designated by Landlord.

6.    Construction Rules:
           The Tenant's Contractors and subcontractors are required to check in with the Landlord's Property Manager for instructions and coordination prior to going on the site.

           All Tenant Contractors are to comply with Project rules and regulations as set forth by Landlord.

           Tenant's Contractors will not be permitted to start work until they:

                Have all necessary building permits and have posted such permits on the wall in the Tenant's space.

                Furnish proper evidence of required insurance coverage.

                Sign for and take possession of keys to service doors of premises (if any) and acknowledge proper installation and operation of said service door.

                Furnish names and phone numbers (office and home) of contractor's supervisory personnel.

                Have a set of Landlord approved drawings in the space at all times.

                Acknowledge receipt of a copy of these Construction Rules.

                Furnish proper evidence that all fees and/or deposits required to commence work have been fully paid.

           All contractors are required to furnish the Landlord's Property Manager with certificates showing evidence of the following insurance coverage prior to commencing any work.

           The Insurance shall: (i) be issued by insurance companies authorized to do business in the State of Nevada with a current financial rating of at least an A-Class XV or better as rated in the most recent edition of Best's Key Rating Guide; (ii) be issued as a primary policy; (iii) contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or material change and, (iv) shall be written with minimum coverage's and

       Landlord       /s/  Tenant      50
------              ------
      limits as required by law and the following:

            "All risk" builders' risk insurance in an amount equal to 100% of the replacement cost of the improvements on a non-reporting, completed value basis, coverage against the perils or damage resulting from water damage;

            Owner's Protective Liability Insurance in an amount of not less than $1,000,000 naming Landlord as a Named Insured;

            Unless otherwise waived, in writing, by Landlord, a performance bond from Tenant's general contractor in an amount equal to the contract sum or contract amount set forth in the construction contract between Tenant and its general contractor providing for the construction;

            Independent Contractors coverage; and

            All other insurance and is reasonably required by Landlord or as is customarily carried by contractors in the Las Vegas, Nevada area.















       Landlord       /s/   Tenant      51
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
                                   ADDENDUM #1

This is ADDENDUM 1 to the LEASE by and between RAINBOW CORPORATE LIMITED PARTNERSHIP (hereinafter known as "Landlord") and TRUE VISION LASER CENTERS, INC. (hereinafter known as "Tenant") dated __________, 1999.

1.  TYPE OF LEASE:

This is a Modified Gross Lease. Tenant shall pay for their own utility charges and janitorial within their premises,

2.  BASE RENT: (subject to adjustment as described in Section 1. of the Lease)

3.  ESCALATIONS;

Base rent shall escalate annually per the Consumer Price Index, U.S. All Cities Average with a Floor of three percent (3%) and a ceiling of five percent (7%).

4.  RENT ABATEMENT:

During the time period to commence with breaking ground for the parking garage, to a date thirty (30) days after the completion of the parking garage. Tenant shall be entitled to a rent credit equal to fifty percent (50%) of the rent otherwise due and payable, such credit not to exceed fifty percent (50%) of six (6) months rent.

5.  SIGNAGE:

Tenant shall be allowed to place signage on the south, east and west building fascia surface area at a level above the second floor, size to allow maximum visibility consistent with space available on the fascia area of the building. Landlord will respond with size, location, style and color of the signs prior to the execution of the Lease Document.

6.  PARKING:

Parking ratio will be approximately 5:1000 per square foot of the rentable area. Tenant shall be required to take two (2) covered garage parking spaces per 1,000 useable square feet at an initial rate of Forty and no/100 dollars ($40.00) per space, per month, or such rental rate as Landlord shall determine from time to time. Tenant shall be provided with two exclusive patient parking spaces near the elevator entrance of the Building as designated by Landlord.

7.  TENANT'S EXTERIOR ENTRANCE:

Landlord will allow Tenant, at tenant's cost, to expand single-glass door entrance on the north end of the first floor, to a double-glass door entrance. Landlord will allow appropriate signage above such entrance at Tenant's expense, subject to Landlords approval. Tenant will also have its standard entrance off main hall of first floor.

6.   SUBCONTRACTORS:

Notwithstanding anything to the contrary set forth in Section 11.b. of the Lease, Landlord's contractor shall act as the general contractor for the construction of the improvements and shall use those certain subcontractors designated by Tenant for the design, construction and/or installation of Tenant's work; provided however, that (i) such subcontractor's are first approved by Landlord's contractor, which approval shall not be unreasonably withheld, and (ii) such subcontractors are duly licensed in Nevada (if required), and (iii) such subcontractors carry worker's compensation and liability insurance as is customary in the Las Vegas, Nevada area, and, (iv) any delays in delivering the Premises to Tenant by the Commencement Date which are caused by such subcontractors shall not cause this Lease to be terminated nor shall any rent be abated from the Commencement Date until possession is actually given.

9.  AMERICANS WITH DISABILITIES ACT:

       Landlord       /s/  Tenant      52
------              ------

Please be advised that an owner or tenant of real property may be subject to the American With Disabilities Act (the ADA), a Federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to your property, Title III of the ADA requires owners and tenants of "public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons by January 28, 1992. The regulations under Title III of the ADA are codified at 28 CFR Part 38.

We recommend that you and your attorney review the ADA and the regulations, and, if appropriate, your proposed lease or purchase agreement to determine if this law would apply to you, and the nature of the requirements. These are legal issues. You are responsible for conducting your own independent investigation of these issues. CB Richard Ellis cannot give you legal advice on these issues.

10. HAZARDOUS WASTE:

Landlord agrees to disclose to Broker and to prospective tenants any and all information which Landlord has regarding present and future zoning and environmental matters affecting the Property and regarding the condition of the Property, including, but not limited to structural, mechanical and soils conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous or contaminated substances, and underground storage tanks in, on, or about the Property. Broker is authorized to disclose any such information to prospective purchasers/tenants/subtenants.

AGREED AND ACCEPTED:

LANDLORD:                              TENANT:
RAINBOW CORPORATE CENTER LIMITED       TRUE VISION INTERNATIONAL, INC.
PARTNERSHIP
BY: Corporate Partners, LLC.

BY:                                    BY:     [ILLEGIBLE]
   --------------------------------       ------------------------------------

TITLE:                                 TITLE:    PRESIDENT
      -----------------------------          ---------------------------------

DATED:                                 BY:
      -----------------------------       ------------------------------------

                                       TITLE:
                                             ---------------------------------

                                       DATED:     8/9/99
                                             ---------------------------------

       Landlord       /s/  Tenant      53
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